To:	Securities and Exchange Commission
	(The "Commission")

POWER OF
ATTORNEY

	The undersigned does hereby constitute and appoint JOHN M.
MORPHY and JANIS M. SHULER, severally, as my true and lawful attorney and agent, to do any and all acts in my name and behalf, and to execute any and all instruments for me and in my name to enable me to comply with the requirements of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), and any other rules, regulations and requirements of the Commission requiring compliance by me as an officer and/or director and/or owner of more than 10% of the outstanding shares of Paychex, Inc., including specifically, but not limited to, power and authority to sign for me any and all Form 3's, Form 4's and Form 5's.

	The duration of this
Power of Attorney shall extend until a written termination, signed and acknowledged by the undersigned, has been filed with the Commission.


	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section
16 of the 1934 Act.

Dated:		6/1/2004

								Lynn J. Miley

								(Name)


STATE OF NEW YORK)
COUNTY OF MONROE) ss:


	On the	1st	 day of 	June		, 2004	 before me personally came 	Lynn J.
Miley				 to me know and known to me to be the individual described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.


									Kathleen L. Coons
							Notary
Public
							State of New York
							Monroe County
							My
Commission Expires August 31, 2005